Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Unity Biotechnology, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Keith R. Leonard Jr., Chairman and Chief Executive Officer of the Company, and Robert C. Goeltz II, Chief Financial Officer of the Company, do each hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 7, 2019	By:	/s/ Keith R. Leonard Jr.
Keith R. Leonard Jr.
Chairman and Chief Executive Officer (Principal Executive Officer)

Date: August 7, 2019	By:	/s/ Robert C. Goeltz II
Robert C. Goeltz II
Chief Financial Officer (Principal Financial Officer)